UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):
January 25, 2011

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

________________________________________________________________________________
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

        Certain portions of our press release dated January 25, 2011, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 2.02. They are as follows:

  Certain portions of the 1st paragraph and the entire 2nd paragraph (consisting of tables) relating to net sales for the fourth quarter and the full fiscal year ended December 31, 2010
  The 3rd paragraph relating to European operations
  The 4th paragraph relating to European operations
  The 5th paragraph relating to United States operations

Item 7.01. Regulation FD Disclosure.

        Certain portions of our press release dated January 25, 2011, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed  pursuant to this Item 7.01 and Regulation FD. They are as follows:

  The last sentence of the 1st  paragraph relating to our plans to release operating results for 2010
  The 6th paragraph relating to an additional 2011 launch for European operations
  The 7th paragraph relating to 2011 guidance
  The 9th paragraph relating to forward looking information
  The balance of such press release not otherwise incorporated by reference in Item 2.02

Item 9.01 Financial Statements and Exhibits

        99.1 Our press release dated January 25, 2011.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: January 25, 2011

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President